Exhibit 99.2

NeuroOne Medical Technologies Corporation Closes $12.5 Million Private Placement with Certain Prominent Institutional Investors,
Advances Towards Nasdaq Uplisting

Eden Prairie, MN – January 15, 2021–NeuroOne Medical Technologies Corporation (OTCQB: NMTC; NeuroOne or the Company), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, announces today the closing of a previously announced private placement for the sale of 12,500,000 shares of its common stock and corresponding warrants to purchase 12,500,000 shares of its common stock. Each share of common stock and corresponding warrant is being sold at an aggregate purchase price of $1.00 for gross proceeds of $12,500,000. The exercise price of each warrant is $1.75 per share and are exercisable for a period of five years from the date of issuance.

After deducting the placement agent’s fees and other offering expenses to be paid by the Company, the Company received net proceeds of approximately $11,500,000. The Company expects to use the net proceeds to pursue a proposed Nasdaq uplisting, accelerate research and development efforts, potentially advance a second commercial product launch in 2021, pending regulatory clearance, and other general corporate purposes.

Kestrel Merchant Partners LLC acted as the exclusive sponsor and The Benchmark Company, LLC acted as the sole placement agent in connection with the offering.

Dave Rosa, President and CEO, NeuroOne, says, “The completion of this financing led by sophisticated institutional investors with substantial experience investing in medical device technologies represents another major milestone and validation for the Company. We expect that this capital positions the Company well for a potential uplisting to the Nasdaq Stock Market without requiring an additional capital raise while also providing runway into 2022. As previously communicated, this remains a priority for the Company in 2021.”

“We also expect that this financing will allow us to complete a submission to the FDA for our Evo sEEG electrode, which would also be distributed by our commercialization partner Zimmer Biomet if they exercise their exclusive distribution rights. We believe we are well-positioned to accelerate development of the therapeutic technologies we have targeted that broaden the application and commercial opportunity for the Company.”

NeuroOne received FDA clearance for its Evo cortical technology in November 2019. It plans to submit a second 510(k) application for its sEEG electrode technology in the first half of 2021 to bolster its product portfolio for use in recording, monitoring and stimulating brain tissue for up to 30 days. In addition, the Company continues developing therapeutic electrodes for use in Parkinson’s Disease, epilepsy and back pain due to failed back surgery.

In partnership with Mayo Clinic, Wisconsin Alumni Research Foundation (WARF) and other prominent academic medical centers, the Company began developing its cortical electrode technology in 2015. The Company initially focused its efforts on the epilepsy and intraoperative tumor monitoring markets. NeuroOne intends to continue to develop the technology for use in therapeutic applications for Parkinson’s disease, epilepsy and pain management due to failed back surgery procedures.

In July 2020, NeuroOne executed a distribution and development agreement with Zimmer Biomet that provides exclusive rights to distribute NeuroOne’s current Evo cortical electrodes and its sEEG electrode product line once it has received FDA clearance.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act or applicable state securities laws. Accordingly, the shares of common stock, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock and the warrants issued in this private placement as well as the shares of common stock issuable upon exercise of such warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About NeuroOne
NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. For more information, visit https://www.n1mtc.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward-looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements may include statements regarding the potential uplisting on the Nasdaq Stock Market, the timing and extent of product launch and commercialization of the technology (including the targeted product launch in 2021), the use of proceeds from the private placement, business strategy, market size, potential growth opportunities, plans for product applications and product development, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; risks that our sEEG electrodes may not be ready for commercialization in a timely manner or at all; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials, our ability to raise additional funds, uncertainties inherent in the development process of our technology, changes in regulatory requirements or decisions of regulatory authorities, the size and growth potential of the markets for our technology, clinical trial patient enrollment, the results of clinical trials, our ability to protect our intellectual property rights and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward-looking statements for any reason, even if new information becomes available in the future.

Investor Relations Contact:

Kelly Novak

Perspective Communications
kellyn@n1mtc.com

“Caution: Federal law restricts this device to sale by or on the order of a physician”

SOURCE: NeuroOne Medical Technologies Corporation